Exhibit 10.33
NINTH AMENDMENT TO THE
INDIVIDUAL ACCOUNT RETIREMENT PLAN
FOR
BARGAINING UNIT EMPLOYEES
AT THE COOPER CAMERON CORPORATION
BUFFALO, NEW YORK PLANT
     WHEREAS, COOPER CAMERON CORPORATION (the “Company”) has heretofore adopted the INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR BARGAINING UNIT EMPLOYEES AT THE COOPER CAMERON CORPORATION BUFFALO, NEW YORK PLANT (the “Plan”) for the benefit of its eligible employees; and
     WHEREAS, the Company desires to amend the Plan to modify the Plan’s mandatory cashout provisions and to update the Plan’s break-in-service rules under the final regulations under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”);
     NOW, THEREFORE, the Plan is hereby amended as follows:
I. Effective as of March 28, 2005:
     1. Section 9.04 of the Plan shall be deleted and the following shall be substituted therefor:
     “9.04 Lump Sum Cash-Out. Notwithstanding the foregoing provisions of this Article IX, with respect to any benefit payable pursuant to Article V (retirement), Article VI (death), Article VII (disability) or Article VIII (other termination of employment): (a) if the amount of the Member’s Vested Interest in his Account Balance is not in excess of $1,000 (or not in excess of $5,000 with respect to a benefit payable after a Member’s death) such benefit shall be paid to such Member or Beneficiary, as the case may be, in one lump sum in lieu of any other benefit payment form herein provided; and (b) except in the case of a benefit payable after a Member’s death, if the amount of the Member’s Vested Interest in his Account Balance exceeds $1,000 but does not exceed $5,000, the Member may elect to receive the Vested Interest in his Account Balance in one lump sum in lieu of any other benefit payment form herein provided and such election may be made without the consent of the Member’s spouse, if any. No distribution may be made under this paragraph after the annuity commencement date when the accrued benefit (derived from both employer and employee contributions, excluding deductible employee contributions) is in excess of $5,000 unless the Member and his eligible spouse (or where the Member has died, the Eligible Surviving Spouse) consent in writing to such distribution. An accrued benefit is immediately distributable if any part of the benefit may be distributed to the Member before the later of normal retirement or age 62. This does not apply after the death of the Member. For purposes hereunder, present value shall be determined by using an interest rate not greater than the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination. For purposes of application of the $5,000 threshold of this Section and Sections 16.04 and 17.07 (but not the $1,000 threshold of this Section), the value of a Member’s Vested Interest in his Account Balance shall be determined without regard to that portion of his Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If the value of a Member’s Vested Interest in his Account Balance as so determined is $5,000 or less, the Member’s entire nonforfeitable Account Balance (including amounts attributable to such Rollover Contributions) may be distributed pursuant to this Section 9.04 and Section 17.07. This Section 9.04 shall be effective with respect to distributions made on or after March 28, 2005 regardless of whether the event that caused a Member’s Account to become distributable occurred before or after March 28, 2005.”
2. The following shall be added to Section 16.04 of the Plan:
“In the event that the total value of an amount directed to be paid pursuant to a qualified domestic relations order is not in excess of $5,000 (determined as provided in Section 9.04), such amount shall be paid to the recipient or recipients identified in such order in one lump sum payment as soon as practicable after such order has been determined to be a qualified domestic relations order.”
     3. The first paragraph of Section 17.07 of the Plan shall be deleted and the following shall be substituted therefor:
     “17.07 Distribution of Tax Deferred Savings Contributions. Subject to the limitations set forth in this Section 17.07, each Member shall be entitled to receive the entire interest of his Account attributable to his Tax Deferred Savings Contributions in a single sum upon the termination of such Member’s employment with the Employer and the Controlled Entities; provided, however, that if such interest when added to any other Vested Interest of the Member under the Plan exceeds $1,000 (or $5,000 in the case of a distribution after a Member’s death), such interest may not be distributed to such Member prior to Normal Retirement Age without his consent and if such interest when added to any other Vested Interest of the Member under the Plan exceeds $5,000 (disregarding any Rollover contributions and earnings allocable thereto, in accordance with Section 9.04), the consent of his spouse shall also be required. Notwithstanding the foregoing, any such distribution of Tax Deferred Savings Contributions shall be made in the following manner unless the Member elects otherwise:”
     4. A new paragraph (3) shall be added to Section 17.07 as follows:
          “(3)Vested Amounts Not Exceeding $5,000. Section 9.04 shall also apply to the distribution of a Member’s interest in his Account attributable to his Tax Deferred Savings Contributions.”

II. Effective as of January 1, 2006:
     1. The first sentence of Section 8.03 shall be deleted and the following shall be substituted therefor:
“At the time a Member terminates employment with the Company and its Controlled Entities prior to attaining Retirement Age for any reason other than Total and Permanent Disability or death, a “Forfeitable Event” occurs which is either (i) distribution of the non-forfeitable portion of the Member’s Account or (ii) with respect to a Member who has made no Tax Deferred Savings Contributions to the Plan, five (5) consecutive One-Year Breaks-In-Service.”
     2. Section 9.04 of the Plan shall be deleted and the following shall be substituted therefor:
“9.04 Lump Sum Cash-Out. Notwithstanding the foregoing provisions of this Article IX, with respect to any benefit payable pursuant to Article V (retirement), Article VI (death), Article VII (disability) or Article VIII (other termination of employment):
(a) If the amount of the Member’s Vested Interest in his Account Balance is not in excess of $1,000 (or not in excess of $5,000 with respect to a benefit payable after a Member’s death), such benefit shall be paid to such Member or Beneficiary, as the case may be, in one lump sum in lieu of any other benefit payment form herein provided.
(b) Except in the case of a benefit payable after a Member’s death, if the amount of the Member’s Vested Interest in his Account Balance exceeds $1,000 but does not exceed $5,000, the Member may elect to receive the Vested Interest in his Account Balance in one lump sum in lieu of any other benefit payment form herein; provided that any such election may be made without the consent of the Member’s spouse, if any. In the event of a distribution pursuant to this Section 9.04(b), if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a direct rollover in accordance with Section 9.07 or to receive the distribution directly in accordance with this Section 9.04(b), then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. This Section 9.04(b) shall be effective with respect to distributions made on or after January 1, 2006 regardless of whether the event that caused a Member’s Account to become distributable occurred before or after January 1, 2006.
(c) No distribution may be made pursuant to this Section 9.04 after the annuity commencement date when the accrued benefit is in excess of $5,000 unless the Member and his eligible spouse (or where the Member has died, the Eligible Surviving Spouse) consent in writing to such distribution. An accrued benefit is immediately distributable if any part of the benefit may be distributed to the Member before the later of normal retirement or age 62. This does not apply after the death of the Member. For purposes hereunder, present value shall be determined by using an interest rate not greater than the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination. For purposes of application of the $5,000 threshold of this Section and Sections 16.04 and 17.07 (but not the $1,000 threshold of this Section), the value of a Member’s Vested Interest in his Account Balance shall be determined without regard to that portion of his Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If the value of a Member’s Vested Interest in his Account Balance as so determined is $5,000 or less, the Member’s entire nonforfeitable Account Balance (including amounts attributable to such Rollover Contributions) may be distributed pursuant to this Section 9.04 and Section 17.07.”
     3. Section 15.01(b) of the Plan shall be deleted and the following shall be substituted therefor:
     “(b) A Member who has made no Tax Deferred Savings Contributions to the Plan, and who terminates employment and subsequently recommences participation in the Plan, shall be reinstated with the years of Vesting Service with which he was credited prior to his termination of employment, if (i) the number of his consecutive One-Year Breaks-In-Service is less than five, or (ii) he had a Vested Interest at the time of such termination. A Member who has made Tax Deferred Savings Contributions to the Plan and who has not received a distribution of the nonforfeitable portion of his Account shall be reinstated with the years of Vesting Service with which he was credited prior to his termination of employment if he subsequently recommences participation in the Plan. A Member who has made Tax Deferred Savings Contributions to the Plan but who has received distribution of the nonforfeitable portion of his Account will be reinstated to the years of Vesting Service with which he was credited prior to his termination of employment if he recommences participation in the Plan and repays any distributed Company Contributions within the time permitted under Section 8.04. ”
     4. The first paragraph of Section 17.07 of the Plan shall be deleted and the following shall be substituted therefor:
     “17.07 Distribution of Tax Deferred Savings Contributions. Subject to the limitations set forth in this Section 17.07, each Member shall be entitled to receive the entire interest of his Account attributable to his Tax Deferred Savings Contributions in a single sum upon the termination of such Member’s employment with the Employer and the Controlled Entities; provided, however, that if such interest when added to any other Vested Interest of the Member under the Plan exceeds $5,000, such interest may not be distributed to such Member prior to Normal Retirement Age without his consent and if such interest when added to any other

Vested Interest of the Member under the Plan exceeds $5,000 (disregarding any Rollover contributions and earnings allocable thereto, in accordance with Section 9.04), the consent of his spouse shall also be required. Notwithstanding the foregoing, any such distribution of Tax Deferred Savings Contributions shall be made in the following manner unless the Member elects otherwise:”
III. As amended hereby, the Plan is specifically ratified and reaffirmed.
     EXECUTED, this 29th day of December, 2005, effective for all purposes as provided above.

COOPER CAMERON CORPORATION

By: /s/ Jane Schmitt
Name: Jane Schmitt
Title: VP, Human Resources